Exhibit 99.1
PRESS RELEASE
FOR IMMEDIATE RELEASE
PRG-Schultz Announces Fourth Quarter & Fiscal Year 2006 Financial Results
ATLANTA, February 28, 2007 — PRG-Schultz International, Inc. (Nasdaq: PRGX), the world’s largest recovery audit firm, today announced its unaudited financial results for the fourth quarter and the fiscal year ended December 31, 2006.
Highlights of Financial Results
•	Consolidated revenue for the fourth quarter of 2006 was $70.5 million, down 2.6% compared to $72.4 million for the same period in 2005. Net loss for the 2006 fourth quarter was $2.9 million or ($.43) per basic and diluted share, compared to a net loss of $175.8 million, or ($28.32) per basic and diluted share for the same period in 2005. The fourth quarter 2006 net loss included a charge of $4.0 million for severance associated with a major staff reduction implemented during the quarter, $1.9 million for charges related to the Company’s successful sub-leasing of approximately 20% of its headquarters office space, a charge of $1.6 million related to stock-based compensation, and a gain on discontinued operations of $0.1 million. The fourth quarter 2005 net loss included a non-cash charge of $170.4 million for the impairment of goodwill and other intangibles, a loss from discontinued operations of $1.1 million, a charge of $4.0 million for severance and other charges related to the Company’s operational restructuring, and a charge of $0.1 million for stock-based compensation.

•	Adjusted EBITDA for the 2006 fourth quarter was $11.4 million compared to $4.6 million of adjusted EBITDA for the same period in 2005. The 2006 fourth quarter adjusted EBITDA is earnings from continuing operations before interest, taxes, depreciation and amortization (EBITDA) excluding the $4.0 million charge for severance, the $1.9 million charge related to the headquarters sublease, and the $1.6 million of charges related to stock-based compensation. The comparable adjusted EBITDA amount for the fourth quarter of 2005 is EBITDA for the period excluding the non-cash charge of $170.4 million for the impairment of goodwill and other intangibles, a charge of $4.0 million for severance and other charges related to an operational restructuring, and a charge of $0.1 million for other stock-based compensation. (Schedule 3 attached to this press release provides a reconciliation of net earnings (loss) to each of EBITDA and adjusted EBITDA).

•	Consolidated revenue for 2006 was $266.1 million, a decrease of 8.9% compared to $292.2 million for 2005. Net loss for 2006 was $21.1 million or ($3.32) per basic and diluted share, compared to a net loss of $207.7 million or ($33.50) per basic and diluted share for fiscal year 2005. The 2006 loss included a non-cash charge of $10 million resulting from the Company’s successful financial restructuring completed in March 2006, a charge of $8.0 million for severance and operational restructuring costs, charges of $4.7 million for stock-based compensation, a charge of $1.7 million related to the voluntary forfeiture of stock options by the Company’s CEO, and a loss on discontinued operations of $0.8 million. The 2005 loss included the non-cash charge of $170.4 million for impairment of goodwill and other intangibles, a charge of $11.6 million associated with the Company’s operational restructuring, a charge of $3.9 million for severance costs related to the departures of the Company’s former CEO and former Vice Chairman, a loss on discontinued operations of $2.2 million and a charge of $0.4 million for stock-based compensation.

•	Adjusted EBITDA for 2006 was $33.3 million compared to $4.3 million of adjusted EBITDA for the same period in 2005. The 2006 adjusted EBITDA excludes the non-cash charge of $10 million resulting from the financial restructuring, the charge of $8.0 million related to severance and operational restructuring charges, the $4.7 million charge for stock-based compensation, and the $1.7 million charge related to a voluntary forfeiture of stock options. The comparable 2005 adjusted EBITDA amount excludes the non-cash charge of $170.4 million for impairment of goodwill and other intangibles, a charge of $11.6 associated with the Company’s operational restructuring, a charge of $3.9 million for severance costs related to the departures of the Company’s former CEO and former Vice Chairman and a charge of $0.4 million for stock-based compensation.
Liquidity
At December 31, 2006 the Company had cash and cash equivalents of $35.0 million and had no borrowings against its revolving credit facility. Total debt outstanding at year-end was $139.8 million and included a $25 million variable rate term loan due 2010, $51.5 million in principal amount of 11.0% Senior Notes Due 2011, $62.5 million in principal amount of 10.0% Senior Convertible Notes Due 2011, and a $0.8 million capital lease obligation. In addition, the Company had 9.0% Series A preferred stock outstanding with an aggregate liquidation preference of $11.2 million, which is mandatorily redeemable in 2011. At December 31, 2005, the Company had cash and cash equivalents of $11.8 million, and total debt outstanding of $141.8 million. Total debt at year end 2005 included borrowings on a bank credit facility of $6.8 million, a $10 million bridge loan facility from certain of the Company’s noteholders and the Company’s previously outstanding $125 million of convertible subordinated notes.
“The first full year of our turnaround has put our company on a solid footing for attacking our future opportunities,” said James B. McCurry, chairman, president and chief executive officer. “A realigned cost structure and a focused commitment to meeting the objectives of our most important clients have transformed our core recovery audit business into a reliable source of cash for paying down debt and investing in new sources of future revenue. We are learning and developing new ways to bring value to our strong existing base of clients throughout the world. In addition, the impending national expansion of recovery audit of Medicare to all fifty states, Congressionally mandated late last year, provides us with an exciting growth opportunity that builds on our proven experience auditing Medicare payments in California since 2005.”
Fourth Quarter Earnings Call
As previously announced, management will hold a conference call at 8:30 AM (EST) tomorrow to discuss its fourth quarter and fiscal 2006 financial results. To access the conference call, listeners in the U.S. and Canada should dial +1 800-265-0241 at least 5 minutes prior to the start of the conference. Listeners outside the U.S. and Canada should dial 617-847-8704. To be admitted to the call, listeners should use passcode 98942846. A replay of the call will be available one hour after the conclusion of the live call, extending through March 30, 2007. To directly access the replay, dial +1-888-286-8010 (U.S. and Canada) or 617-801-6888 (outside the U.S. and Canada). The passcode for the replay is 60769303.
This teleconference will also be audiocast on the Internet at www.prgx.com (click on “(NASDAQ: PRGX)” under “Investor Relations”). A replay of the audiocast will be available at the same location on www.prgx.com beginning one hour after the conclusion of the live audiocast, extending through March 30, 2007. Please note that the Internet audiocast is “listen-only.” Microsoft Windows Media Player is required to access the live audiocast and the replay and can be downloaded from www.microsoft.com/windows/mediaplayer.
About PRG-Schultz International, Inc.
Headquartered in Atlanta, PRG-Schultz International, Inc. is the world’s leading recovery audit firm, providing clients throughout the world with insightful value to optimize and expertly manage their business transactions. Using proprietary software and expert audit methodologies, PRG industry specialists review client purchases and payment information to identify and recover overpayments.
Non-GAAP Financial Measures
EBITDA and adjusted EBITDA are both “non-GAAP financial measures” presented as supplemental measures of our performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company believes these measures provide additional meaningful information in evaluating the Company’s performance over time, and that the rating agencies and a number of lenders use EBITDA and similar measures for similar purposes. In addition, a measure similar to adjusted EBITDA is used in the restrictive covenants contained in the Company’s secured credit facility. However, EBITDA and adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. In addition, in evaluating EBITDA and adjusted EBITDA, you should be aware that, as described above, the adjustments may vary from period to period and in the future we will incur expenses such as those used in calculating these measures. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items. Schedule 3 provides a reconciliation of net earnings (loss) to each of EBITDA and adjusted EBITDA.
Forward Looking Statements
In addition to historical information, this press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include both implied and express statements regarding the Company’s financial condition and position, the Company’s ability to exploit future opportunities, including opportunities associated with the expansion of the Medicare recovery audit program, and the reliability of the cash flow from the Company’s core audit recovery business. Such forward looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to differ materially from the historical results or from any results expressed or implied by such forward-looking statements. Risks that could affect the Company’s future performance include the Company’s ability to retain personnel, Medicare audit revenues that do not meet expectations or justify costs incurred, the Company’s ability to replace the declining revenues from its core accounts payable services, changes in the market for the Company’s services, client bankruptcies, loss of major clients, and other risks generally applicable to the Company’s business. For a discussion of other risk factors that may impact the Company’s business and the success of its restructuring plan, please see the Company’s filings with the Securities and Exchange Commission, including its Form 10-K filed on March 23, 2006 and its Registration Statement on Form S-1, as amended and filed on August 15, 2006. The Company disclaims any obligation or duty to update or modify these forward-looking statements.
Contact: PRG-Schultz International, Inc.
Peter Limeri
770-779-6464

SCHEDULE 1
PRG-Schultz International, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2006	2005	2006	2005
Revenues	$70,516	$72,428	$266,095	$292,152
Cost of revenues	53,072	47,442	193,747	195,091

Gross margin	17,444	24,986	72,348	97,061

Selling, general and administrative expenses	14,014	24,228	60,199	111,439
Impairment charges		170,375		170,375
Operational restructuring expenses	1,989	3,628	4,130	11,550

Operating income (loss)	1,441	(173,245)	8,019	(196,303)

Interest expense, net	(4,147)	(2,431)	(16,219)	(8,391)
Loss on financial restructuring	—	—	(10,047)	—

Earnings (loss) from continuing operations before income taxes and discontinued operations	(2,706)	(175,676)	(18,247)	(204,694)

Income tax expense (benefit)	305	(993)	2,019	821

Earnings (loss) from continuing operations before discontinued operations	(3,011)	(174,683)	(20,266)	(205,515)

Discontinued operations:
Earnings (loss) from discontinued operations and disposals, net	85	(1,071)	(833)	(2,225)

Net earnings (loss)	$(2,926)	$(175,754)	$(21,099)	$(207,740)

Basic and diluted earnings (loss) per common share:
Loss from continuing operations before discontinued operations	$(0.44)	$(28.15)	$(3.20)	$(33.14)
Discontinued operations	0.01	(0.17)	(0.12)	(0.36)

Net earnings (loss)	$(0.43)	$(28.32)	$(3.32)	$(33.50)

Weighted-average common shares outstanding:
Basic and diluted	7,291	6,205	6,616	6,201

SCHEDULE 2
PRG-Schultz International, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	December 31,	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$35,013	$11,848
Restricted cash	3,438	3,096
Receivables:
Contract receivables	40,921	53,199
Employee advances and miscellaneous receivables	2,534	2,737

Total receivables	43,455	55,936

Funds held for client obligations	42,304	32,479
Prepaid expenses and other current assets	2,806	3,180

Total current assets	127,016	106,539

Property and equipment	10,403	17,453
Goodwill	4,600	4,600
Intangible assets	23,062	24,447
Other assets	13,586	9,023

Total assets	$178,667	$162,062

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Convertible notes	$—	$466
Current portions of other debt obligations	750	—
Obligations for client payables	42,304	32,479
Accounts payable and accrued expenses	33,788	34,103
Accrued payroll and related expenses	41,026	44,031
Deferred revenue	3,930	4,583

Total current liabilities	121,798	115,662

Convertible notes	—	123,601
Senior notes	43,796	—
Senior convertible notes	68,030	—
Other debt obligations	25,096	16,800
Noncurrent compensation obligations	5,859	1,388
Other long-term liabilities	7,372	6,976

Total liabilities	271,951	264,427

Mandatorily redeemable participating preferred stock	11,199	—

Shareholders’ equity (deficit):
Common stock	84	68
Additional paid-in capital	513,920	494,826
Accumulated deficit	(571,818)	(550,719)
Accumulated other comprehensive income	2,041	2,400
Treasury stock at cost	(48,710)	(48,710)
Unamortized portion of restricted stock compensation expense	—	(230)

Total shareholders’ equity (deficit)	(104,483)	(102,365)

Total liabilities and shareholders’ equity (deficit)	$178,667	$162,062

SCHEDULE 3
PRG-Schultz International, Inc. and Subsidiaries
Reconciliation of Net Earnings (Loss) to Adjusted EBITDA
(Amounts in thousands)
(Unaudited)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2006	2005	2006	2005
Reconciliation of net loss to Adjusted EBITDA:

Net loss	$(2,926)	$(175,754)	$(21,099)	$(207,740)

Earnings (loss) from discontinued operations	85	(1,071)	(833)	(2,225)

Loss from continuing operations	(3,011)	(174,683)	(20,266)	(205,515)

Adjust for:
Income taxes	305	(993)	2,019	821
Interest	4,147	2,431	16,219	8,391
Loss on financial restructuring	—	—	10,047	—
Depreciation and amortization	2,497	3,351	10,783	14,375

EBITDA	3,938	(169,894)	18,802	(181,928)

Impairment charges	—	170,375	—	170,375
Severance and restructuring expenses	5,899	4,025	8,040	15,476
Stock-based compensation	1,601	79	6,436	358

Adjusted EBITDA	$11,438	$4,585	$33,278	$4,281

EBITDA and adjusted EBITDA are both “non-GAAP financial measures” presented as supplemental measures of our performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company believes these measures provide additional meaningful information in evaluating the Company’s performance over time, and that the rating agencies and a number of lenders use EBITDA and similar measures for similar purposes. In addition, a measure similar to adjusted EBITDA is used in the restrictive covenants contained in the Company’s secured credit facility. However, EBITDA and adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. In addition, in evaluating EBITDA and adjusted EBITDA, you should be aware that in the future we will incur expenses such as those used in calculating these measures. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

SCHEDULE 4
PRG-Schultz International, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Amounts in thousands)
(Unaudited)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2006	2005	2006	2005
Cash flows from operating activities:

Net earnings (loss)	$(2,926)	$(175,754)	$(21,099)	$(207,740)
Earnings (loss) from discontinued operations	85	(1,071)	(833)	(2,225)

Loss from continuing operations	(3,011)	(174,683)	(20,266)	(205,515)
Adjustments to reconcile loss from continuing operations to net cash provided by (used in) operations:
Loss on financial restructuring	—	—	10,047	—
Impairment charges	—	170,375	—	170,375
Depreciation and amortization	2,497	3,351	10,783	14,375
Stock-based compensation expense	1,601	79	6,436	358
Amortization of debt discounts and deferred costs	728	465	1,858	1,301
(Increase) decrease in receivables	4,485	(4,046)	13,428	17,717
Other, primarily changes in assets and liabilities	10,600	5,815	3,103	(6,598)

Net cash provided by (used in) operating activities	16,900	1,356	25,389	(7,987)

Cash flows from investing activities — purchases of property and equipment, net of disposals	(760)	(316)	(1,683)	(5,374)

Net cash provided by (used in) financing activities	648	1,752	(183)	14,924

Cash flows from discontinued operations	(273)	(1,067)	(820)	(1,875)

Effect of exchange rates on cash and cash equivalents	(350)	135	462	(436)

Net increase (decrease) in cash and cash equivalents	16,165	1,860	23,165	(748)

Cash and cash equivalents at beginning of period	18,848	9,988	11,848	12,596

Cash and cash equivalents at end of period	$35,013	$11,848	$35,013	$11,848